EXHIBIT 10.31
SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is entered into by ANSYS, Inc., a Delaware corporation with a principal office at 2600 Ansys Drive, Canonsburg, PA 15317 (“Ansys” or “Company”), and Maria Shields, an individual residing at the address set forth in the Company’s books and records (“Employee”) (collectively, the “Parties”). The purpose of this Agreement is to establish an amicable arrangement for ending the employment relationship on a date certain (“Resignation Date,” as further defined in Section 1, below), Employee’s commitment to work for Company through and including Resignation Date, and providing for continuation of benefits to her for a period thereafter. In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Termination of Employment. Employee has given notice of voluntarily resignation of her position with Ansys and her last day of employment is April 1, 2022 (“Resignation Date”).
2.Consideration to Employee. In exchange for the Employee’s signing this Agreement, her commitment to work through and including her Resignation Date, her Non-Compete and Non-Solicitation promises set forth herein, and the Release (as defined below), Ansys will pay her a lump sum amount, within 30 days of the Resignation Date, of forty-three thousand one hundred five dollars ($43,105.00), less required deductions.
3.Express Condition Precedent: No Company Obligations Triggered Absent Execution (and Non-Revocation) of a General Release and Waiver of Claims. The Company’s obligations set forth in Section 2 are expressly conditioned upon, and shall not be triggered unless and until, Employee executes, contemporaneous with her Resignation Date, and subsequently does not revoke a general release and waiver of claims substantially in the form attached hereto as Exhibit A (the “Release”).
In the Release, Employee also shall warrant, unless facts known to her at that time prevent her from doing so, that she has no known workplace injuries and that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts earned and accrued, less applicable deductions, to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts are due to her, except as provided in Section 2.
4.Non-Complete and Non-Solicitation.
(a) The Company’s business is focused on developing and globally marketing engineering simulation software and technologies (“Engineering Simulation Software”).
(b) Non-Competition. While Employee remains employed by the Company and for one (1) year after her Resignation Date, Employee will not, directly or indirectly, whether as employee, owner, partner, shareholder, co-venturer, consultant, agent or otherwise, work, engage, participate, consult or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services that are competitive with the products and/or services of the Company, or products and/or services that the Company has under development or that are subject to active planning at any time during Employee’s employment, including without limitation, business activities which compete with the Company’s core business of Engineering Simulation Software (“Competitor”). Notwithstanding the foregoing, Employee may hold publicly traded stock in a Competitor if the amount of stock Employee holds is less than 1% of the Competitor’s outstanding capital stock. The restrictions set forth in this Section 4(b) are intended to protect the Company’s interest in Ansys’s Proprietary Information

(as defined below) and established customer relationships and goodwill, and Employee agrees that such restrictions are reasonable and appropriate for this purpose. Employee acknowledges that the restrictions set forth in this Section 4(b) do not preclude Employee from finding employment or other gainful economic opportunities in the fields of professional engineering, or non-engineering software. If Employee violates this Section 4(b), the non-compete period will be extended by the amount of time during which Employee engages in such violation(s).
(c) Non-Solicitation. While Employee is employed by the Company and for one (1) year after Employee’s Resignation Date, Employee will not: (a) offer to provide engineering simulation software or other products or services that the Company offers to any current or prospective customer of the Company with whom Employee dealt or about whom Employee received Confidential Information or (b) hire, solicit to hire or otherwise retain any employee of the Company for employment, independent contractor or other consulting work. If Employee violates this Section 4(c), the non-solicitation period will be extended by the amount of time during which Employee engages in such violation(s).
(d) Injunction. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company, and Employee considers them to be reasonable. Employee agrees that the Company will be irreparably damaged if these restrictions are not specifically enforced. It would be difficult to measure any damages caused to the Company, which might result from Employee’s breach of this Agreement, and money damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches, or threatens to breach, any portion of this Section 4, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company, and no bond or other securities will be required in connection with it. Employee understands that if she breaches any of the promises set forth in this Agreement, and the Company proves Employee’s breach in court and/or is awarded a permanent or temporary injunction against Employee’s continuing breach or damages arising from said breach, Employee shall be liable to pay all of the Company’s reasonable costs and attorney’s fees incurred in enforcing this Agreement, proving said breach, obtaining said injunction and/or damages, and/or collecting on any judgment.
5.Indemnification. Company has made no representations to Employee regarding the tax consequences of any consideration received under this Agreement, and Employee is solely responsible for all applicable taxes, if any, owed to any taxing authority as a result of the consideration given by Ansys under Section 2. Employee will indemnify Ansys, and hold Ansys harmless, for all taxes, penalties and interest, withholding or otherwise, for which Ansys may be found liable as a consequence of having given the consideration to Employee pursuant to Section 2. For purposes of this Section 5, Ansys is defined to include its affiliates, subsidiaries, insurers, associates, predecessors, successors and assigns (including, without limitation, any of their respective current and former employees, officers, directors, agents, trustees, attorneys, representatives and stockholders).
6.Insider Trading Policy. Employee agrees that she will continue to be subject to the ANSYS, Inc. Insider Trading Policy and Procedures and will be prohibited from trading securities of the Company until such time that she is no longer in possession of material non-public information regarding Ansys and its subsidiaries.
7.Confidentiality
(a) Protecting the Company’s Proprietary Information. Employee understands that in the course of her employment, she received Ansys’s Proprietary Information. Employee agrees:

1.    to treat all Proprietary Information as strictly confidential;
2.    not to directly or indirectly disclose, publish, communicate or make available Proprietary Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Proprietary Information in connection with the business of Ansys and, in any event, not to anyone outside of the direct employ of Ansys without prior written consent of an authorized officer acting on behalf of Ansys;
3.    not to access or use any Proprietary Information, and not to copy any documents, records, files, media or other resources containing any Proprietary Information, or remove any such documents, records, files, media or other resources from the premises or control of Ansys without the prior written consent of an authorized officer acting on behalf of Ansys.
Employee can disclose Proprietary Information as required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, such as the Securities and Exchange Commission (“SEC”), provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. After her Resignation Date, Employee agrees that she will promptly provide Ansys with written notice of such an order but understands that she does not need permission from Ansys to respond.
Employee understands and acknowledges that her obligations under this Agreement with regard to any particular Proprietary Information starts now and continues during and after her separation from employment with Ansys until the Proprietary Information has become public knowledge through no fault of her own.
Employee understands and acknowledges that this Proprietary Information and Ansys’s ability to reserve it for the exclusive knowledge and use of Ansys is of great competitive importance and commercial value to Ansys, and that if Employee improperly uses or discloses the Proprietary Information, Employee can cause Ansys to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.
The term “Proprietary Information” means any and all confidential and/or proprietary knowledge, data or information of Ansys. By way of illustration, but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, marketing innovations (including brand names, taglines and logos), other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (collectively referred to as “Inventions”); (ii) client lists and information, including the terms of contracts and arrangements with and proposals to Ansys’s clients and prospective clients (collectively, “Clients”); (iii) customer lists and personal, financial and other information obtained from consumers of Ansys’s services; (iv) non-public pricing information, vendor prices and lists, buying and pricing strategies and merchandise plans, including the terms of contracts and arrangements with vendors; (v) promotional, marketing and advertising strategies and plans, including information about projects in development and the terms of contracts and arrangements relating to promotions, marketing and advertising (including arrangements with athletes); (vi) non-public financial and statistical information relating to Ansys, its business and the businesses of its Clients, including budgets, financial and business forecasts, expansion plans and business strategies; and (vii) information regarding the skills, performance and compensation of other employees, contractors and consultants of Ansys.
(b) Return of Property. On or before her Resignation Date, Employee will return to the Company all property and information that belongs to the Company, including, but not limited to the following (where applicable): automobile; computers (desktop and laptop); phone; tablet; iPad; devices (including usb and external hard drives); handheld devices; keys, access cards, passwords, and/or ID cards; all electronically stored and paper copies of all financial data, customer information, business plans and reports, and Company files; and all records, customer lists, written information, forms, plans, and other documents, including electronically stored information. Employee shall search Employee’s electronic devices, device back-ups, residence, and automobile and certify in the waiver of claims executed contemporaneous with her Resignation Date that Employee has disclosed all Company property in Employee’s possession or control and returned such property as directed by Company

(c) Reports to Government Entities. Nothing in this Agreement, including the Protecting the Company’s Proprietary Information clause, restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Proprietary Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the EEOC, the Department of Labor, the NLRB, the Department of Justice, the SEC, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving her right to receive any individual monetary relief from Ansys or any others covered by this Agreement and General Release resulting from such claims or conduct, regardless of whether she or another party has filed them. This Agreement does not limit Employee’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of Ansys to engage in conduct protected by this Section, and Employee does not need to notify Ansys that she has engaged in such conduct.
8.Future Cooperation. After her Resignation Date, Employee agrees to cooperate reasonably with Ansys and all of its affiliates (including its and their outside counsel) in connection with (i) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which Ansys believes Employee may have knowledge or information; and (ii) responding to requests for information from regulatory agencies or other governmental authorities (together “Cooperation Services”). Employee further agrees to make herself available to provide Cooperation Services at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by Ansys’s counsel. Ansys shall not utilize this section to require Employee to make herself available to an extent that would unreasonably interfere with full-time employment responsibilities that she may have. Cooperation Services include, without limitation, appearing without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company or an affiliate calls her as a witness. Ansys shall reimburse Employee for any reasonable travel expenses that she incurs due to her performance of Cooperation Services, after receipt of appropriate documentation consistent with Ansys’s business expense reimbursement policy.
9.Breach of Agreement. Employee agrees and recognizes that should Employee breach any of the obligations or covenants set forth in Section 4, 6, 7, or 8 of this Agreement, Ansys will have no further obligation to provide Employee with the consideration set forth in Section 2 of this Agreement and will have the right to seek repayment of all consideration paid up to the time of any such breach. Notwithstanding the foregoing, Employee acknowledges that in any such event, any release executed contemporaneous with her Resignation Date shall remain valid and enforceable.
10.Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties signed in ink wherein specific reference is made to this Agreement.
11.Governing Law and Forum. This Agreement will be governed by, and performed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions. Employee consents to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Washington County, Pennsylvania.
12.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is illegal or unenforceable and such provision or provisions cannot be modified to be enforceable, then such provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.
13.Effective Date. This Agreement will become effective on the day Employee executes it (“Effective Date”).
14.Entire Agreement. Except as otherwise provided herein, this Agreement constitutes the entire agreement relating to the matters stated herein, and it cancels and supersedes any prior agreements or understandings that may have existed between Employee and Ansys with respect to all matters covered by this Agreement. No other promise or inducement has been offered to either party except as set forth herein.
15.Acknowledgement of Previous Agreements. Nothing in this Agreement releases Employee from any previous obligations she has under any agreements with Ansys or its affiliates or subsidiaries, and all equity award agreements executed by the Employee or equivalent documentation. Employee confirms that she has returned all tangible versions of all documents containing Ansys business information, other than information pertaining to her own employment terms, and that she has not retained any Ansys business information in any form. For avoidance of doubt, the previous agreements referred to in this Section are separate and distinct from the matters covered by this Agreement.
Employee acknowledges that pursuant to 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) and/or any applicable state law: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and, (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
16.Copies Effective as Originals. This Agreement may be executed in counterparts and each counterpart, when executed, will have the efficacy of an original. Photographic or faxed copies of signed counterparts may be used in lieu of the original for any purpose.
17.Review of Agreement and Consultation with Attorney. EMPLOYEE IS HEREBY ADVISED THAT SHE HAS BEEN GIVEN REASONABLE TIME TO REVIEW THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY OF HER CHOICE.

    IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the dates set forth below:

EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS

This General Release and Waiver of Claims (“Waiver Agreement”) is entered into by ANSYS, Inc., a Delaware corporation with a principal office at 2600 Ansys Drive, Canonsburg, PA 15317 (“Ansys” or “Company”), and Maria Shields, an individual residing at the address set forth in the Company’s books and records (“Employee”) (collectively, the “Parties”). By executing this Waiver Agreement and not revoking it, Employee satisfies an express condition precedent to which Employee agreed in the Separation Agreement that Employee and Company executed on December __, 2021 (the “Separation Agreement”).
1.Termination of Employment. Employee previously gave notice of the voluntary resignation from her position with Ansys, and her last day of employment was April 1, 2022 (“Resignation Date”).
2.Consideration to Employee. In exchange for the Employee’s commitment to work through and including her Resignation Date, as well as her execution of this Waiver Agreement without revocation, Ansys agreed to pay her a lump sum amount, within 30 days of the Resignation Date, of forty-three thousand one hundred five dollars ($43,105.00), less required deductions.
3.General Release of Claims. Employee, on behalf of herself, her heirs, executors, administrators, devisees, spouses, and assigns, knowingly and voluntarily releases and forever discharges, to the fullest extent permitted by law, Ansys and its affiliates, subsidiaries, insurers, associates, predecessors, successors and assigns (including, without limitation, any of their respective current and former employees, officers, directors, agents, trustees, attorneys, representatives and stockholders) (collectively “Releasees”) from any and all actions, suits, debts, claims and demands, known and unknown, asserted and unasserted, Employee has or may have against Releasees from the beginning of time to the date of the execution of this Waiver Agreement, including, but not limited to, any alleged violation of: the Age Discrimination in Employment Act (“ADEA”); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act; the Older Workers Benefit Protection Act; the Workers Readjustment and Retraining Notification Act; and the Consolidated Omnibus Reconciliation Act. Employee also hereby waives her rights under the following statutes to the fullest extent permissible under applicable state and local laws including, but not limited to, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Pregnancy, Childbirth and Childrearing Law, the Pennsylvania Whistleblower Law, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner. Employee also releases any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy; unlawful discrimination, harassment and retaliation (including related to status as a whistleblower, perceived or actual) under applicable federal, state and local laws and regulations; violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment; claims under the ANSYS, Inc. Executive Severance Plan; and claims for monetary damages, costs, fees, expenses, attorneys’ fees and any other form of personal relief.

Despite any language in this Waiver Agreement to the contrary, Employee does not release claims that by law cannot be released by private agreement including, but not limited to, claims for workers’ compensation, unemployment compensation, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; any benefit entitlements that are vested as of the Resignation Date pursuant to the terms of an Ansys-sponsored benefit plan governed by ERISA; violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable; and any wrongful act or omission occurring after the date Employee signs this Waiver Agreement. Employee acknowledges that she has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in this Waiver Agreement are related to sexual harassment or sexual abuse.
Nothing in this Waiver Agreement prevents Employee from: (a) filing a charge or complaint with any governmental agencies (including, but not limited to, the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or National Labor Relations Board (“NLRB”)); (b) participating or cooperating in any matters before such governmental agencies or providing information or documents to them including the SEC; (c) filing an action in court alleging that the release of claims under the ADEA was not knowing or voluntary; (d) filing an action in court for ADEA claims that may arise after the date this Waiver Agreement is signed by Employee; (e) filing an action in court for ADEA claims that may arise after the date this Waiver Agreement is signed by Employee; or (f) exercising Employee’s right under Section 7 of the National Labor Relations Act to engage in joint activity with other employees.
4.Indemnification. As originally set forth in the Separation Agreement, Company and Releasees have made no representations to Employee regarding the tax consequences of any consideration received under this Waiver Agreement, and Employee is solely responsible for all applicable taxes, if any, owed to any taxing authority as a result of the consideration given by Ansys under Section 2. Employee will indemnify Ansys and Releasees, and hold Ansys and Releasees harmless, for all taxes, penalties and interest, withholding or otherwise, for which Ansys and/or Releasees may be found liable as a consequence of having given the consideration to Employee pursuant to Section 2.
5.Warranties. Employee warrants that she has no known workplace injuries and that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts earned and accrued, less applicable deductions, to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts are due to her, except as provided in Section 2.
6.Return of Property. Employee warrants that she has returned to the Company all property and information that belongs to the Company, including, but not limited to the following (where applicable): automobile; computers (desktop and laptop); phone; tablet; iPad; devices (including usb and external hard drives); handheld devices; keys, access cards, passwords, and/or ID cards; all electronically stored and paper copies of all financial data, customer information, business plans and reports, and Company files; and all records, customer lists, written information, forms, plans, and other documents, including electronically stored information. Employee shall search Employee’s electronic devices, device back-ups, residence, and automobile and certify in the waiver of claims executed contemporaneous with her Resignation Date that Employee has disclosed all Company property in Employee’s possession or control and returned such property as directed by Company.
7.Reports to Government Entities. Nothing in this Waiver Agreement, restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Proprietary Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the EEOC, the Department of Labor, the NLRB, the Department of Justice, the SEC, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving her right to receive any individual monetary relief from Ansys or any others covered by this Waiver Agreement resulting from such claims or conduct, regardless of whether she or another party has filed them. This Waiver Agreement does not limit Employee’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of Ansys to engage in conduct protected by this Section, and Employee does not need to notify Ansys that she has engaged in such conduct.
8.Amendment. This Waiver Agreement may not be modified, altered or changed except upon express written consent of all Parties signed in ink wherein specific reference is made to this Waiver Agreement.
9.Governing Law and Forum. This Waiver Agreement will be governed by, and performed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions. Employee consents to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Washington County, Pennsylvania.
10.Severability. Except for the release of claims in Section 3, if a court of competent jurisdiction determines that any provision of this Waiver Agreement is illegal or unenforceable and such provision or provisions cannot be modified to be enforceable, then such provision will immediately become null and void, leaving the remainder of this Waiver Agreement in full force and effect.
11.Revocation and Effective Date. Employee may revoke her acceptance of the terms of this Waiver Agreement during a period of seven (7) calendar days following the day she executes this Waiver Agreement (“Revocation Period”). Any revocation must be submitted, in writing, by email to janet.lee@ansys.com or by either hand delivery or certified U.S. Mail, return receipt requested, to Janet Lee, Vice President and General Counsel, Ansys, Inc., 2600 Ansys Drive, Canonsburg, Pennsylvania, 15317. The revocation must be delivered or postmarked within the Revocation Period. This Agreement will become effective on the day after the expiration of the applicable Revocation Period (“Effective Date”).
12.Entire Agreement. Except as otherwise provided herein, this Waiver Agreement constitutes the entire agreement relating to the matters stated herein, and it cancels and supersedes any prior agreements or understandings that may have existed between Employee and Ansys with respect to all matters covered by this Waiver Agreement. No other promise or inducement has been offered to either party except as set forth herein.
13.Acknowledgement of Previous Agreements. Nothing in this Waiver Agreement releases Employee from any previous obligations she has under any agreements with Ansys or its affiliates or subsidiaries including, without limitation, all equity award agreements executed by the Employee or equivalent documentation. Employee remains aware of and will comply with her existing legal obligations under the Separation Agreement, including the obligation to maintain the confidentiality of all confidential business information which she learned or to which she had access during her employment with Ansys, and the non-compete and non-solicitation provisions set forth therein. Employee confirms that she has returned all tangible versions of all documents containing Ansys business information, other than information pertaining to her own employment terms, and that she has not retained any Ansys business information in any form. For avoidance of doubt, the previous agreements referred to in this Section are separate and distinct from the matters covered by this Waiver Agreement.
Employee acknowledges that pursuant to 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) and/or any applicable state law: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and, (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
14.Copies Effective as Originals. This Waiver Agreement may be executed in counterparts and each counterpart, when executed, will have the efficacy of an original. Photographic or faxed copies of signed counterparts may be used in lieu of the original for any purpose.
15.Review of Waiver Agreement and Consultation with Attorney. EMPLOYEE IS HEREBY ADVISED THAT SHE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS WAIVER AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS WAIVER AGREEMENT. EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY OF HER CHOICE. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS WAIVER AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
    IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Waiver Agreement as of the dates set forth below:

EMPLOYEE Maria Shields Date	ANSYS, Inc. Date

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